UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NUBURU, INC.

(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On September 30, 2024, Nuburu, Inc. (“Nuburu” or the “Company”) sent a letter to its stockholders regarding the adjournment of Nuburu’s Special Meeting of Stockholders. A copy of the letter is set forth below.

MEETING ADJOURNED DUE TO FAILURE TO ACHIEVE QUORUM

YOUR VOTE IS IMPORTANT TO THE FUTURE OF THE COMPANY

Your vote is urgently needed at the Nuburu, Inc. Special Meeting of Stockholders, which has been adjourned to Friday, October 18, 2024 at 9:00 a.m. Mountain Time. The Special Meeting was originally scheduled for September 27, 2024, but was adjourned because a quorum was not present as of the time of the meeting.

Passage of the proposals to be voted on at the meeting is critical for the company and its stockholders. The proposals provide the company with the ability to obtain urgently needed financing, support business plans, and reduce debt. The future of the Company depends on having access to capital, without which, it will not be able to continue as a going concern.

In addition, if Proposal 1 is not approved, there will be an event of default with respect to such financing transaction and the Company may be required to repay the entire outstanding principal amount.

Your participation and directive to vote can not be represented unless you submit your instructions.

EASY WAYS TO VOTE TODAY

You may choose to vote immediately by phone, or internet, using the enclosed proxy voting form. If you have any questions or prefer to vote with a live agent, please contact our voting and tabulation agent.

Mediant Communications Inc.

toll-free, at 1-888-423-3318

Monday through Friday, 9 a.m. to 6 p.m. Eastern

Thank you and we appreciate your vote!

Sincerely,

/s/ Brian Knaley

Brian Knaley

Chief Executive Officer